CONFIRMING STATEMENT

This Statement confirms that the undersigned, William Edward Pence IV, has authorized and designated Julie Jacobs, Damien Atkins, Uche Ndumele and Marie Amerasinghe to execute and file on the undersigned's behalf all Forms 3, 4, and 5 (including any amendments thereto) that the undersigned may be required to file with the U.S. Securities and Exchange Commission as a result of the undersigned's ownership of or transactions in securities of AOL Inc. The authority of Julie Jacobs, Damien Atkins, Uche Ndumele and Marie Amerasinghe under this Statement shall continue until the undersigned is no longer required to file Forms 3, 4, and 5 with regard to his ownership of or transactions in securities of AOL Inc., unless earlier revoked in writing. The undersigned acknowledges that Julie Jacobs, Damien Atkins, Uche Ndumele and Marie Amerasinghe are not assuming any of the undersigned's responsibilities to comply with Section 16 of the Securities Exchange Act of 1934.




				By:	/s/ William Edward Pence IV
				Name:  William Pence

				Date: April 30, 2014